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                                                                      EXHIBIT 21

                                 DEERE & COMPANY
                          AND CONSOLIDATED SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

                             As of October 31, 1996

     Subsidiary companies of Deere & Company are listed below. Except where otherwise indicated, 100 percent of the voting securities of the companies named is owned directly or indirectly by Deere & Company.


                                                                 Organized
                                                                 under the
Name of subsidiary                                                laws of
------------------                                               ---------
Subsidiaries included in consolidated
  financial statements *
    John Deere Industrial Equipment Company. . . . . . . . .     Delaware
    John Deere Agricultural Holdings, Inc. . . . . . . . . .     Delaware
    John Deere Industrial Holdings, Inc. . . . . . . . . . .     Delaware
    John Deere Lawn and Grounds Care Holdings, Inc.. . . . .     Delaware
    John Deere Turf Care, Inc. . . . . . . . . . . . . . . .     Delaware
    John Deere Commercial Worksite Products, Inc.. . . . . .     Tennessee
    John Deere Limited . . . . . . . . . . . . . . . . . . .     Canada
    John Deere - Lanz Verwaltungs A.G. (99.9% owned) . . . .     Germany
    John Deere S.A.. . . . . . . . . . . . . . . . . . . . .     France
    John Deere Iberica S.A.. . . . . . . . . . . . . . . . .     Spain
    John Deere Intercontinental GmbH (Germany) . . . . . . .     Germany
    Chamberlain Holdings Limited (Australia) . . . . . . . .     Australia
    John Deere Limited Australia . . . . . . . . . . . . . .     Australia
    John Deere Power Products, Inc.. . . . . . . . . . . . .     Tennessee
    John Deere Foreign Sales Corporation Limited . . . . . .     Jamaica
    John Deere Credit Company. . . . . . . . . . . . . . . .     Delaware
    John Deere Capital Corporation . . . . . . . . . . . . .     Delaware
    John Deere Credit Inc. . . . . . . . . . . . . . . . . .     Canada
    John Deere Receivables, Inc. . . . . . . . . . . . . . .     Nevada
    John Deere Funding Corporation . . . . . . . . . . . . .     Nevada
    Deere Receivables Corporation. . . . . . . . . . . . . .     Nevada
    Deere Credit, Inc. . . . . . . . . . . . . . . . . . . .     Delaware
    Deere Credit Services, Inc.. . . . . . . . . . . . . . .     Delaware
    Arrendadora John Deere S.A. de C.V. (99.9% owned). . . .     Mexico
    John Deere Insurance Group, Inc. . . . . . . . . . . . .     Delaware
    John Deere Insurance Company of Canada . . . . . . . . .     Canada
    Rock River Insurance Company . . . . . . . . . . . . . .     Illinois
    Sierra General Life Insurance Company. . . . . . . . . .     Nevada
    Tahoe Insurance Company. . . . . . . . . . . . . . . . .     Nevada
    John Deere Casualty Company. . . . . . . . . . . . . . .     Illinois
    John Deere Health Care, Inc.   . . . . . . . . . . . . .     Delaware
    Heritage National Healthplan, Inc. . . . . . . . . . . .     Illinois
    Heritage National Healthplan of Tennessee, Inc.. . . . .     Tennessee
    John Deere Healthcare of Georgia, Inc. . . . . . . . . .     Georgia
    John Deere Family Healthplan, Inc. . . . . . . . . . . .     Illinois

_________

   * Thirty consolidated subsidiaries and eighteen unconsolidated affiliates whose names are omitted, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.


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